EXHIBIT 10.15

SECURITY AGREEMENT

          SECURITY AGREEMENT, made as of July 26, 2004, by and between Dick Clark (“Clark” or “Secured Party”), and NuVim, Inc., a Delaware corporation (“Debtor”).

W I T N E S S E T H

          WHEREAS, the parties hereto have entered into that certain Loan Agreement, dated as of July 26, 2004, pursuant to which Secured Party has agreed to provide Debtor with certain financial accommodations, and Debtor has agreed to enter into certain other agreements; and

          WHEREAS, the parties have entered into an amendment to that certain Services Agreement between Debtor and Olive Enterprises, Inc. (as amended and as maybe amended form time to time hereafter, the “Services Agreement”), pursuant to which Debtor is obligated to make certain payments and issue certain securities to Secured Party; and

          WHEREAS, Debtor is obligated to pay to Secured Party the principal amount of up to One Million Dollars ($1,000,000.00), represented by certain Promissory Notes, the first of which, in the amount of One Hundred Fifty Thousand Dollars ($150,000.00), is of even date herewith (collectively, the “Promissory Note”; the Promissory Note, Loan Agreement, Services Agreement and any other agreement or instrument entered into by the parties or issued there under, collectively, the “Related Documents”), and to timely payment in accordance with the terms of the Related Documents (together with all other sums which may be due hereunder, the “Obligations”); and

          WHEREAS, Secured Party desires to obtain adequate assurances and security that payment of the Obligations shall be made in a timely manner;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

          1.          Grant of Security Interest.

                       a.          As security for its obligation to pay the Obligations in full, and for any and all of its other obligations hereunder, Debtor hereby grants to Secured Party a continuing first priority security interest in the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights (including without limitation contract rights under that certain Supply Agreement with Stolle Milk Biologics, Inc. (“SMBI”) and that certain License Agreement with SMBI, each amended and restated and dated as of May 1, 2004)

or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including the NuVim trademark and all payment intangibles), and all books and records pertaining to the Collateral.

                       b.          Debtor does hereby irrevocably make, constitute and appoint Secured Party and any of its officers, employees or agents as its true and lawful attorneys in fact with power to execute, file and/or record any notice, financing statement, continuation statement, instrument or documents which Secured Party may consider reasonably necessary or desirable to create, perfect, preserve, continue, transfer, effect or validate such security interest and Debtor hereby authorizes Secured Party to file any financing statements in any jurisdiction at any time it deems necessary to perfect, protect, maintain or transfer its interest, with or without the signature of Debtor, and specifically authorizes Secured Party to file such statements without its signature.  This power, being coupled with an interest, is irrevocable so long as any amount of the Obligations remains unpaid.

                       c.          This Security Agreement and the security interest in the Collateral shall continue in full force and effect until the entire amount of the Obligations, and any and all other amounts that may be due hereunder, are paid in full (the “Term”).

          2.          Debtor warrants, represents, covenants and agrees as follows:

                       a.          To pay and perform all of the Obligations secured by this Security Agreement according to their terms.

                       b.          To retain possession of the Collateral during the existence of this Security Agreement and not to sell, exchange, assign, loan, deliver, lease, or otherwise dispose of same, other than sales of product inventory in the ordinary course of business.

                       c.          That during the Term, Debtor will not remove any of the Collateral to locations other than those identified in Schedule 1 without the prior written consent of Secured Party, and shall be required to confirm and verify the existence and location of the Collateral and do whatever else Secured Party reasonably deems necessary to protect its interests under this Security Agreement.

                       d.          That as of the date hereof, no entity or individual holds any security interest in any assets of Debtor which would include the Collateral; and, at all times during the Term, Debtor shall, at its sole cost and expense, keep the Collateral free and clear of all liens, encumbrances, levies, attachments or other judicial process from every cause whatsoever, and shall give Secured Party and Spencer Trask Specialty Group, LLC immediate written notice thereof and shall indemnify and hold Secured Party harmless from any loss or damage, including attorney’s fees, caused thereby, and shall defend title to the Collateral against all persons and against all claims and demands whatsoever.

                       e.          To keep the Collateral free and clear of all taxes and assessments; and to pay, when due, all taxes, assessments and license fees relating to the Collateral.

                       f.          To keep the Collateral, at Debtor’s sole cost and expense, in good repair and condition and not to misuse, abuse, waste or allow same to deteriorate except for normal wear and tear and to make same available for inspection by Secured Party at all reasonable times.

                       g.          To be responsible for obtaining and maintaining throughout the Term “all-risk” insurance coverage, which Debtor represents and warrants is currently in effect, which policy shall have been amended to name Secured Party as a co-insured, on terms reasonably acceptable to Secured Party for the full replacement value of the Collateral (“Coverage”), but shall not be required to purchase a separate insurance policy.  Debtor shall furnish Secured Party with a certificate of insurance and/or a rider thereto evidencing the Coverage.  If Debtor fails to pay the premiums on any insurance, Secured Party may do so for Debtor’s account adding the amount thereof to the Obligations secured hereby.  In the event of the loss or destruction of any of the Collateral, Debtor shall give immediate written notice thereof to Secured Party and shall promptly file proofs of loss with the relevant insurers.  In the event of the loss or destruction of all or any substantial part of the Collateral, Debtor shall adjust such insurance only with the prior approval of Secured Party, which approval shall not be unreasonably withheld.  If Debtor shall not have adjusted such insurance to Secured Party’s satisfaction within sixty (60) days after the date of loss or destruction, Debtor shall appoint Secured Party the attorney for the Debtor in adjusting any such insurance related to such loss or destruction.  Debtor further agrees that, anything herein to the contrary notwithstanding, upon any Default of Debtor (as defined in Section 4 hereof), Debtor shall appoint Secured Party the attorney for Debtor in obtaining, adjusting and canceling any such insurance and endorsing settlement drafts.  Secured Party shall be entitled to receive and retain its proportionate share of the unpaid amount of the Obligations applicable to the lost or destroyed Collateral out of any proceeds paid under such insurance, and Debtor shall be entitled to the remainder of such proceeds, if any.

                       h.          To furnish promptly to Secured Party financial statements and audited annual reports and other such credit information as may be reasonably requested, from time to time, by Secured Party; Secured Party agrees to keep such information confidential at all times.

                       i.          On demand of Secured Party to do the following: furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Security Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Secured Party in the Collateral and pay all costs of filing in connection therewith.

                       j.          Obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including without limitation the consent of SMBI and of any other licensor, lessor or other person with respect to the Collateral.

          3.          For purposes of this Security Agreement, “Default” shall mean:

                       a.          Failure to make any payment of the Obligations when due according to the terms set forth in the Related Documents, and such failure shall not have been cured or remedied within thirty (30) days after notice to Debtor and to Spencer Trask Specialty Group, LLC; or

                       b.          Failure by Debtor to comply with or perform any provisions of this Security Agreement, or any other Related Document, and such failure shall not have been cured or remedied within ten (10) days after notice to Debtor and to Spencer Trask Specialty Group, LLC of the occurrence thereof; or

                       c.          Any representation or warranty made or given by Debtor in connection with this Security Agreement or the Related Documents shall prove to have been false or misleading, when made or given, in any material respect; or

                       d.          Subjection of the Collateral to levy of execution or other judicial process; or

                       e.          The entry of a decree or order by a court having jurisdiction adjudging Debtor a bankrupt or insolvent, or approving as properly filed a petition seeking arrangement, adjustment or composition of or in respect of Debtor under the bankruptcy laws of the United States or under any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or trustee (or other similar official) of Debtor or of any part of its property, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                       f.          The institution by Debtor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of the petition or answer or consent by it to the filing of any such petition or answer or consent seeking relief under the bankruptcy laws of the United States or any other applicable federal or state law, or the consent by it to the appointment of a receiver, liquidator, assignee, or trustee (or other similar official) of Debtor or of any part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they come due.

          4.          Remedies.

                       a.          In the event of a Default as defined in Section 4 hereof, the entire unpaid amount of the Obligations shall immediately become due and payable, without demand for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, or any other notice, all of which are expressly waived by Debtor.  Any amount of the Obligations which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the day when due until said amount is paid in full, payable on demand, at an interest rate of fifteen percent (15%) per annum.

                       b.          Upon any such Default, the Secured Party, without any other notice to or demand upon the Debtor have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located,

          i.          The Secured Party shall have the right to take possession of the Collateral, and for that purpose the Secured Party may enter upon any premises on which the Collateral may be situated and remove the same therefrom, and Debtor agrees not to resist or interfere.

          ii.        The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction of the Debtor’s principal office or at such other locations as the Secured Party may reasonably designate.

          iii.       Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice.

          iv.        In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

          v.         Secured Party’s reasonable attorneys’ fees and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the Collateral shall be chargeable to Debtor and become part of the Obligations collateralized hereby; and

vi. Debtor shall remain liable for any deficiency resulting from a sale of the Collateral, and shall pay any such deficiency forthwith on demand.

                       c.          Expenses Incurred by Secured Party.  If Debtor shall default in the performance of any of the provisions of this Security Agreement on Debtor’s part to be performed, Secured Party may perform same for Debtor’s account and any monies expended in so doing shall be chargeable with interest to Debtor and added to the Obligations secured hereby.

                       d.          The requirements of reasonable notice will be met if such notice is mailed, postage prepaid, to the address of Debtor shown above, at least three (3) days before the time of sale or disposition.

          5.          Assignment.  Any assignment by either party of any of its rights or obligations hereunder shall be null and void, without the other party’s prior written consent, provided that Secured Party may assign its rights hereunder to an entity owned or controlled by it on five (5) days’ prior written notice to Debtor, but without Debtor’s prior written consent.

          6.          Governing Law; Jurisdiction.

                       a.          This Security Agreement and the legality, validity and performance of the terms hereof shall be governed by, enforced, determined and construed in accordance with the laws of the State of New York.

                       b.          The parties hereto each irrevocably consent to the jurisdiction of any state court of competent jurisdiction located in the county and State of New York to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of this Security Agreement.

                       c.          Debtor and Secured Party each further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth below, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of either party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party hereto in any other jurisdiction.

                       d.          Waiver of Jury Trial.  THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT ARISING OUT OF THIS SECURITY AGREEMENT AND DEBTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

Except as prohibited by law, Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Debtor (i) certifies that neither Secured Party nor any representative, agent or attorney of Secured Party has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledges that, in making the loan evidenced by the Promissory Note, Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 6.

          7.          Debtor, for itself and all who may claim through or under it, waives any and all right to have the Collateral marshalled upon any sale of the Collateral or to require Secured Party to proceed against any other security for the Obligations before proceeding against the Collateral, and agrees that the Collateral may be sold in parts in any order or sequence or as an entirety, and that Secured Party shall have the right to determine, in its sole discretion, the order and priority in which the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein or by law or otherwise.

          8.          Notices.  All notices or other communications pursuant to this Security Agreement shall be in writing and shall be deemed valid and sufficient if delivered by personal service or overnight courier or if dispatched by registered mail, postage prepaid, in any post office, or if dispatched by telex or telefax, promptly confirmed by letter dispatched as above provided, addressed as follows:

If to a Secured Party:
Dick Clark
c/o Dick Clark Productions, Inc.
3003 West Olive Avenue
Burbank, CA 91505
	Telecopy:	(818) 238-4166
	Telephone:	(818) 841-3003

With a copy to:
Pavia & Harcourt
600 Madison Avenue
New York, New York 10022
	Attention:	Jordan E. Ringel, Esq.
	Telecopy:	(212) 980-3185
	Telephone:	(212) 980-3500

If to Debtor:
NuVim, Inc.
12 Route 17 North
Paramus, New Jersey 07652
	Attention:	Rick Kundrat
	Telecopy:	(201) 556-1012
	Telephone:	(201) 556-1013

With a copy to:	Maizes & Maizes LLP
2027 Williamsbridge Road
Bronx, NY 10461-1630
	Attention:	Michael H. Maizes, Esq.
	Telecopy:	(718) 828-7644
	Telephone:	(718) 823-4000

If to Spencer Trask	Spencer Trask Specialty Group, LLC
Specialty Group,	535 Madison Avenue
LLC:	New York, New York 10022

	Attention:	Donald F. Farley
	Telecopy:	(800) 622-7078
	Telephone:	(212) 751-3483

A party hereto may change its address by notice to the other in the manner set forth above.  Notices and other communications rendered as herein provided shall be deemed to have been given on the day on which personally served or sent by telex or telefax or, if sent by overnight courier, on the next business day after being posted, or if sent by registered mail, on the fifth (5th) day after being posted, or the date of actual receipt, whichever date is the earlier.

Notwithstanding any notice provisions in this Security Agreement, including without limitation those in Sections 2 and 3, the failure of Debtor to provide notice to Spencer Trask Specialty Group, LLC shall not impact on the rights and remedies of Secured Party hereunder.

          9.            Survival.  All representations, warranties, terms, conditions and agreements contained in this Security Agreement are, as applicable, true and correct and/or satisfied at the time of the execution of this Security Agreement, and shall survive the execution and delivery of this Security Agreement.

          10.          Severability.  To the extent any provision of this Security Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, any other provision of this Security Agreement, or this Security Agreement as a whole.

          11.          Assigns.  This Security Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          12.          Complete Agreement; Modification.  This Security Agreement, the Loan Agreement, the Services Agreement and the Promissory Note and the other agreements entered into in connection therewith constitute the complete understanding between the parties with respect to the subject matter hereof, supersede all prior oral or written understandings and agreements relating thereto and shall not be modified, amended or terminated except as provided herein or therein or by written instrument signed by both of the parties hereto.

          13.          No Waiver.  No failure on the part of Secured Party to exercise, and no delay on the part of Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, or a consent to the modification of this Security Agreement, nor shall any single or partial exercise of any such right, power or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          14.          Survival.  Debtor further covenants that this Security Agreement shall remain and continue in full force and effect as to any modification, extension or renewal of and Related Document or any instrument executed or delivered in connection therewith or the release or exchange of any Collateral as defined in this Security Agreement.

          15.          Counterparts.  This Security Agreement may be executed in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

          16.          Headings.  The table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Security Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Security Agreement as of the date and year first above written.

/s/ DICK CLARK

Dick Clark

NUVIM, INC.

By:	/s/ RICHARD KUNDRAT, PRES.

Richard Kundrat
President

STATE OF NEW JERSEY)
)s.s.
COUNTY OF BERGEN	)

                    On this 26th day of July, 2004, before me personally appeared Richard Kundrat, to me known, and who being by me duly sworn, did say that he is the President of NuVim, Inc., the corporation named in and which executed the within instrument, that said instrument was signed on behalf of and with the authority of said corporation, and that he acknowledged before me said instrument to be the free act and deed of said corporation.

/s/ MICHAEL H. MAIZES

Michael H. Maizes
Attorney-at-law, State of New Jersey